UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2013

Ormat Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32347 (Commission File Number)	No. 88-0326081 (I.R.S. Employer Identification No.)

6225 Neil Road, Reno, Nevada (Address of Principal Executive Offices)	89511-1136 (Zip Cod

(775) 356-9029
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01                      Other Events.

Item 9.01                      Financial Statements and Exhibits.

Signatures

Exhibit Index

Exhibit 99.1	Press Release, dated June 3, 2013: Ormat Accelerates the Handover of the Momotombo Power Plant.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01                      Other Events.

On June 3, 2013, Ormat Technologies, Inc. (the "Company") announced that Ormat Holding Corp. , the Company's wholly owned subsidiary, has sold its stake in the Momotombo Power Company, the operator of the Momotombo geothermal power plant in Nicaragua, to a private company for $7.5 million, approximately one year before the scheduled termination of the concession arrangement with the Nicaraguan owner.

A copy of the Company's press release dated June 3, 2013, announcing the sale is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 99.1	Press Release, dated June 3, 2013: Ormat Accelerates the Handover of the Momotombo Power Plant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC.

By:	/s/ Yehudit Bronicki
Name: Yehudit Bronicki
Title: Chief Executive Officer

Date:  June 3, 2013

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release, dated June 3, 2013: Ormat Accelerates the Handover of the Momotombo Power Plant.